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                                                                     Exhibit 3.4

                                                                  EXECUTION COPY
                                                                  --------------

                                 AMENDMENT NO. 1
                                     TO THE
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                                  NBG, L.L.C.

          This AMENDMENT NO. 1 TO THE LIMITED LIABILITY COMPANY AGREEMENT OF NBG, L.L.C. (this "Amendment") is dated as of August 6, 2001.
                   ---------

          Nexstar Finance Holdings II, L.L.C. (f/k/a Nexstar Finance Holdings, L.L.C.) is the sole member of that certain Limited Liability Company Agreement of NBG, L.L.C. dated as of May 30, 2001 (the "NBG L.L.C. Agreement").
                                              --------------------
Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the NBG L.L.C. Agreement.

          NOW, THEREFORE, in consideration of the mutual agreements contained herein, the parties hereto agree as follows:

          1. Amendment to the NBG L.L.C. Agreement. The NBG L.L.C. Agreement is
             -------------------------------------
hereby amended as follows:

          Section 1 to the NBG L.L.C. Agreement is amended in its entirety to read as follows:

          " Name.  The name of the limited liability company governed hereby is
            ----
Nexstar Finance Holdings, L.L.C. (the "Company")."
                                       -------

          Section 3 to the NBG L.L.C. Agreement is amended in its entirety to read as follows:

          " Members.  The name and mailing address of the sole Member are as
            -------
          follows:

          Name                                     Address
          ----                                     -------
          Nexstar Finance Holdings II, L.L.C.      200 Abington Executive Park,
                                                   Suite 201
                                                   Clarks Summit, PA  18411."

          2. Miscellaneous.

             (a) This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall constitute one and the same instrument.

             (b) This Amendment shall be governed by and construed in accordance with the internal laws of the State of Delaware, without reference to the choice of law or conflicts of law principles thereof.
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             (c) Except as amended hereby, the NBG L.L.C. Agreement shall remain in full force and effect.

             (d) Time is of the essence for each and every provision of this Agreement.

                           *     *     *     *     *
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             IN WITNESS WHEREOF, the Party hereto has caused this Amendment to be duly executed as of the date and year first above written.



                              NEXSTAR FINANCE HOLDINGS II, L.L.C.
                              Sole Member

                                   /s/ Shirley Green
                              By:  _____________________________
                                    Name:  Shirley Green
                                    Title:  Secretary